EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS

OF THE MILLS CORPORATION

We have audited the accompanying Statement of Certain Revenues and Certain Operating Expenses (as defined in Note 1) of the Great Mall of the Bay Area (“Great Mall”) for the year ended December 31, 2002. The Statement of Certain Revenues and Certain Operating Expenses is the responsibility of the Great Mall’s management. Our responsibility is to express an opinion on the Statement of Certain Revenues and Certain Operating Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Certain Revenues and Certain Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Certain Revenues and Certain Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Certain Revenues and Certain Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Certain Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K/A of The Mills Corporation as described in Note 1, and is not intended to be a complete presentation of the Great Mall’s revenues and expenses.

In our opinion, the Statement of Certain Revenues and Certain Operating Expenses referred to above presents fairly, in all material respects, the certain revenues and certain operating expenses described in Note 1 of the Great Mall for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

McLean, Virginia

September 22, 2003

GREAT MALL OF THE BAY AREA

STATEMENT OF CERTAIN REVENUES

AND CERTAIN OPERATING EXPENSES

(Amounts in Thousands)

	Six Months Ended June 30, 2003 (Unaudited)	Year Ended December 31, 2002 (Audited)
CERTAIN REVENUES:
Minimum rent	$10,851	$22,806
Percentage rent	20	637
Recoveries from tenants	4,733	8,826
Other property revenues	258	398

Total certain revenues	15,862	32,667

CERTAIN OPERATING EXPENSES:
Recoverable from tenants
Salaries	410	891
Taxes	960	1,878
Maintenance	1,465	3,026
Utilities	571	1,422
Insurance	984	1,469
Other operating	889	1,793

Total certain operating expenses	5,279	10,479

EXCESS OF CERTAIN REVENUES OVER CERTAIN OPERATING EXPENSES	$10,583	$22,188

See accompanying notes to these financial statements

GREAT MALL OF THE BAY AREA

NOTES TO STATEMENT OF CERTAIN REVENUES

AND CERTAIN OPERATING EXPENSES

(Amounts in Thousands)

1.    ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying statement of certain revenues and certain operating expenses relates to the Great Mall of the Bay Area (the “Great Mall”) located in Milpitas, CA. The Great Mall was acquired on August 5, 2003 by The Mills Corporation (the “Company”) through a partnership formed by the Company.

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the period presented as certain revenues and certain operating expenses, which may not be directly attributable to the revenues and operating expenses expected to be incurred in future operations of the acquired Great Mall, have been excluded. Such items include management fee expense, depreciation and amortization expense, interest expense, and interest income. The statement of certain revenues and certain operating expenses for the Great Mall is being presented for the most recent fiscal year and the six-month period ended June 30, 2003.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Great Mall leases space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases. Percentage rent is recognized when a tenant’s sales have reached certain levels as specified in the respective leases. Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

OTHER PROPERTY REVENUE

Other property revenue generally consists of revenues from tenants with lease agreements of one year or less, revenue from rentals of temporary in-line space, kiosks and collection of accounts receivable previously written off.

USE OF ESTIMATES

The preparation of the statement of certain revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of certain revenues and certain operating expenses and accompanying notes. Actual results could differ from those estimates.

GREAT MALL OF THE BAY AREA

NOTES TO STATEMENT OF CERTAIN REVENUES

AND CERTAIN OPERATING EXPENSES

(Amounts in Thousands)

3.    LEASING ACTIVITIES

The Great Mall has noncancellable leases with tenants requiring monthly payments of specified minimum rent. A majority of the leases require reimbursement by the tenant of substantially all operating expenses of the property. Future minimum rental commitments under the noncancellable operating leases at December 31, 2002 are as follows:

Year ending December 31,
2003	$18,773
2004	17,157
2005	14,466
2006	12,614
2007	11,520
Thereafter	40,591

$115,121

F-4